UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2005

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

 Florida

   000-28179

  59-3404233

(State or other jurisdiction

  (Commission File Number)

 (IRS Employer

of incorporation)

                                         Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On August 19, 2005 Ableauctions.com, Inc. (the “Registrant”) completed the purchase of real property located at 9643 King George Highway, Surrey, British Columbia V3T 2V3 (the “Property”) from Imara Venture Ltd. (the “Seller”), an entity unrelated to the Registrant or its affiliates, officers or directors or any associate of an officer or director.  The total purchase price was $1,270,000 ($1,540,000 CDN).  The purchase price was negotiated between the Registrant and the Seller.  The funds used for the purchase of the Property belonged to the Registrant.

The Property is a vacant lot.  The Registrant currently intends to develop the parcel by improving it with a retail facility and residential condominiums, although the Registrant is not required to undertake any such development and may chose not to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

“Abdul Ladha”

Abdul Ladha, Chief Executive Officer

Dated:  August 29, 2005